UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2015

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2015, California Resources Corporation (the “Company”) completed an offering of $2,250,000,000 aggregate principal amount of its 8.00% Senior Secured Second Lien Notes due 2022 (the “Secured Notes”). The Secured Notes were issued by the Company in exchange (the “Exchange Offer”) for $2,813,351,000 aggregate principal amount of the Company’s outstanding 5.00% Senior Notes due 2020, the Company’s outstanding 5.50% Senior Notes due 2021 and the Company’s outstanding 6.00% Senior Notes due 2024 (together, the “Old Notes”), held by eligible holders under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Exchange Offer expired on December 10, 2015 at 11:59 p.m., New York City time.

Indenture

The Secured Notes were issued pursuant to an indenture, dated as of December 15, 2015, between the Company, the Guarantors (as defined below), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral trustee (the “Indenture”).

The Secured Notes mature on December 15, 2022 (the “Maturity Date”) and bear interest at a rate of 8.00% per annum, with interest payable semi-annually on each June 15 and December 15, commencing June 15, 2016.

The Secured Notes will be the general second-lien senior secured obligations of the Company and will rank junior to the Company’s priority-lien indebtedness and effectively senior to all of the Company’s existing and future unsecured senior indebtedness, including the Old Notes, to the extent of the value of the collateral securing the Secured Notes. The Secured Notes are unconditionally guaranteed, jointly and severally, on a senior secured basis by certain subsidiaries of the Company which guarantee its priority-lien credit agreement and the Old Notes (together, the “Guarantors”). The Secured Notes will initially be secured by second-priority liens on all property and assets of the Company and the Guarantors that secure the Company’s priority-lien credit facility.

Prior to December 15, 2018 the Company may redeem the Secured Notes on one or more occasions, at a redemption price equal to 100% of the principal amount of the Secured Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest and additional interest, to, but excluding, the applicable redemption date. In addition, on or after December 15, 2018 the Company may redeem the Secured Notes at their option, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on each of the years indicated below:

Year:	Redemption Price:
2018	104.0%
2019	102.0%
2020 and thereafter	100.0%

Upon occurrence of a change of control event that results in a ratings decline to a rating below investment grade, or, if the Secured Notes do not have an investment grade rating, that results in a ratings decline, each holder of the Secured Notes has the right, at such holder’s option, to require the Company to purchase all or portions of the holder’s Secured Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture provides for customary covenants and events of default. The covenants included in the Indenture limit the Company and the Guarantors’ ability to, among other things: (i) create liens on the collateral that secure funded debt; (ii) sell assets that constitute collateral; (iii) engage in mergers or acquisitions; and (iv) release collateral. These covenants are subject to a number of important limitations and exceptions. The events of default provided for in the Indenture include the following (subject to any applicable cure period): (i) nonpayment; (ii) payment defaults under, or acceleration of, certain other indebtedness; (iii) breach of covenants in the Indenture; (iv) failure by certain Guarantors to maintain their guarantee of the Secured Notes; (v) failure to maintain a security interest; (vi) failure to discharge certain judgments and (vii) certain events of bankruptcy, insolvency and reorganization. Further, if an Event of Default occurs or is continuing, the Trustee, at the request of holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding, may declare all unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Secured Notes, to be due and payable immediately.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture. The description above is qualified in its entirety by the Indenture (including the form of the Secured Notes therein), which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1
Indenture, dated as of December 15, 2015, between California Resources Corporation, certain subsidiaries of California Resources Corporation, as Guarantors, and the Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Trustee (including the form of Secured Note).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, General Counsel and Corporate Secretary

DATED: December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of December 15, 2015, between California Resources Corporation, certain subsidiaries of California Resources Corporation, as Guarantors, and the Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Trustee (including the form of Secured Note).